Exhibit (a)(3)

AMENDMENT NO. 2 TO AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDMENT NO. 2 dated as of February 1, 2019 (the "Amendment") to the Amended and Restated Deposit Agreement, dated as of March 30, 2006, as amended by Amendment No. 1 to the Amended and Restated Deposit Agreement, dated as of June 2017(collectively, the "Deposit Agreement"), by and among Luxottica Group S.p.A., a company incorporated under the laws of Italy (the "Issuer"), Deutsche Bank Trust Company Americas, as depositary (the "Depositary"), and all owners and holders from time to time of American Depositary Receipts issued thereunder.

W I T N E S S E T H:

WHEREAS, the Issuer and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Issuer and the Depositary desire to amend certain terms of the Deposit Agreement and American Depositary Receipts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENT TO THE DEPOSIT AGREEMENT AND FORM OF RECEIPT

SECTION 2.01.      All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, as amended by this Amendment.

SECTION 2.02.      Changes Affecting Deposited Securities. Section 4.08 of the Deposit Agreement is replaced in its entirety with the following:

Upon any change in nominal value or par value, or any split-up, consolidation or other reclassification of Deposited Securities, or upon any recapitalization, tender offer, exchange offer or other exchange transaction (whether voluntary or mandatory), reorganization, merger, amalgamation or consolidation or sale of assets, or similar transaction, affecting the Issuer or its Shares or to which the Issuer is a party, any securities which shall be received by the Depositary or a Custodian in exchange or replacement for or in conversion or in respect of, or otherwise, Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities (however the Depositary may in its discretion, issue new Receipts with respect to such Deposited Securities).

If the Depositary is not provided with an opinion of U.S. legal counsel reasonably acceptable to the Depositary that the new Deposited Securities may be distributed to Owners (whether directly, by issuance of new Receipts, by the retention of such Deposited Securities in substitution or in respect of the Deposited Securities as constituted prior to such event or otherwise) without violation of U.S. securities laws or if the Depositary otherwise determines that such distribution to Owners may not be lawful or otherwise would be impracticable, the Depositary shall endeavor to promptly sell or cause the sale of such securities at public sale, or if such public sale is impractical as determined by the Depositary then at private sale, at such times and such place or places and upon such terms as it may deem proper and shall allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the Depositary and/or a division or affiliate(s) of the Depositary and any un-netted expenses or taxes and/or governmental charges) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and shall distribute the net proceeds and other cash so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01 hereof.

The Depositary shall not be responsible or liable for (i) any exposure, expense, loss or liability caused by (x) any discretion exercised in connection with such sale, the timing of or manner in which such sale is conducted or the allocation of proceeds of sale other than resulting solely from gross negligence or bad faith by the Depositary, (y) the actions or failure to act of any broker or other agent engaged with respect to such sale; or (z) the inability of Owners to obtain any such new Deposited Securities; (ii) any foreign exchange exposure or loss incurred in connection with such sale; or (iii) any liability to the purchaser of such securities.

In addition to the indemnity provided in Section 5.08, the Depositary shall be indemnified and held harmless by the Issuer with respect to any loss, liability or expenses (including reasonable attorney’s fees, which shall also include reasonable attorneys’ fees incurred in enforcement of this Agreement) (“Losses”), arising from, with respect to or relating to any such receipt of securities, exchange, replacement or conversion and the distribution or sale in accordance with this Deposit Agreement of any such new Deposited Securities, except to the extent any Losses are caused by the Depositary’s gross negligence or willful misconduct.

The Depositary shall notify the Issuer of the commencement of any indemnifiable action, claim or proceeding brought under this Section 4.08 (each such action, claim or proceeding, a “4.08 Indemnity Action”) promptly after the Depositary becomes aware of such commencement (provided that the failure to make such notification shall not affect the Depositary’s rights to indemnification except to the extent the Issuer is materially prejudiced by such failure). In case any such 4.08 Indemnity Action shall be brought against the Depositary and the Depositary shall notify the Issuer of the commencement of such 4.08 Indemnity Action, the Issuer shall be entitled to participate in such 4.08 Indemnity Action, and, after written notice from the Issuer to the Depositary, to assume the defense of any such 4.08 Indemnity Action with counsel selected by the Issuer at the expense of the Issuer; provided, however, that such counsel shall be satisfactory to the Depositary in the exercise of the Depositary’s reasonable judgment. Notwithstanding the election of the Issuer to assume the defense of such 4.08 Indemnity Action, the Depositary shall have the right to employ separate counsel and to participate in and control the defense of such 4.08 Indemnity Action insofar as it relates to the Depositary, and notwithstanding anything to the contrary in this Section 4.08, the Issuer shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such reasonable fees, costs and expenses promptly after receipt of any invoice therefore) only if (i) the use of counsel chosen by the Issuer to represent the Depositary would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such 4.08 Indemnity Action include both the Depositary and the Issuer, and the Depositary shall have reasonably concluded that there may be legal defenses available to it which are different from or in addition to those available to the Issuer (in which case the Issuer shall not have the right to direct the defense of such action on behalf of the Depositary); (iii) the Issuer shall not have employed counsel satisfactory the Depositary, in the exercise of the Depositary’s reasonable judgment, to represent the Depositary within a reasonable time after notice of the institution of any such 4.08 Indemnity Action; (iv) the 4.08 Indemnity Action is a criminal, administrative or regulatory proceeding, or is a civil action which seeks relief other than monetary damages; or (v) the Issuer shall authorize the Depositary to employ separate counsel at the expense of the Issuer. For the avoidance of doubt, the Depositary shall not compromise or settle any 4.08 Indemnity Action without the consent of the Issuer, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in this Section 4.08, the Issuer shall not compromise or settle any 4.08 Indemnity Action without the prior consent of the Depositary unless the Depositary is given an unconditional release from any such 4.08 Indemnity Action and the compromise or settlement requires only the payment of a monetary claim by the Issuer.

SECTION 2.03.       Termination. Section 6.02 of the Deposit Agreement is replaced in its entirety with the following:

The Depositary shall at any time at direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice as the effective date of such termination. The Depositary shall fix a record date under Section 4.06 for all subsequent distributions to Owners of Receipts hereunder. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer and the Owners of outstanding Receipts a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts as of the termination effective date, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, subject to the conditions and restrictions set forth in Receipts, and upon payment of any applicable taxes and/or governmental charges and charges of the Depositary for the surrender of a Receipt, in exchange for Receipts surrendered to the Depositary.

The Depositary shall endeavor, as promptly as it deems practicable after the effective date of termination, to sell or cause the sale of any remaining securities at public or private sale, at such times and such place or places and upon such terms as it may deem proper and shall allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the Depositary and/or a division or affiliate(s) of the Depositary and any un-netted expenses or taxes and/or governmental charges) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and shall distribute the net proceeds and other cash so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01 hereof.

After the Depositary no longer holds any Deposited Securities (whether such Deposited Securities have been sold under this Section 6.02 or another section of this Agreement), the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for any net proceeds and other cash not distributed. The Depositary shall have no obligation to segregate or to invest any proceeds of Deposited Securities, or other cash, prior to distribution and no interest shall accrue thereon.

The Depositary shall not be responsible for (i) any exposure, expense, loss or liability caused by (x) any discretion exercised in connection with such sale, the timing of or manner in which such sale is conducted or the allocation of proceeds of sale other than resulting solely from gross negligence or bad faith by the Depositary, or (y) the actions or failure to act of any broker or other agent engaged with respect to such sale; (ii) any foreign exchange exposure or loss incurred in connection with such sale; or (iii) any liability to the purchaser of such securities. Upon the discharge of the Depositary, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Section 4.08, 5.08 and 5.09 hereof, which shall survive.

SECTION 2.04. Paragraph (17) of the form of Receipt and each outstanding Receipt are each replaced with the following:

Upon any change in nominal value or par value, or any split-up, consolidation or other reclassification of Deposited Securities, or upon any recapitalization, tender offer, exchange offer or other exchange transaction (whether voluntary or mandatory), reorganization, merger, amalgamation or consolidation or sale of assets, or similar transaction, affecting the Issuer or its Shares or to which the Issuer is a party, any securities which shall be received by the Depositary or a Custodian in exchange or replacement for or in conversion or in respect of, or otherwise, Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities (however the Depositary may in its discretion, issue new Receipts with respect to such Deposited Securities).

If the Depositary is not provided with an opinion of U.S. legal counsel reasonably acceptable to the Depositary that the new Deposited Securities may be distributed to Owners (whether directly, by issuance of new Receipts, by the retention of such Deposited Securities in substitution or in respect of the Deposited Securities as constituted prior to such event or otherwise) without violation of U.S. securities laws or if the Depositary otherwise determines that such distribution to Owners may not be lawful or otherwise would be impracticable, the Depositary shall endeavor to promptly sell or cause the sale of such securities at public sale, or if such public sale is impractical as determined by the Depositary then at private sale, at such times and such place or places and upon such terms as it may deem proper and shall allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the Depositary and/or a division or affiliate(s) of the Depositary and any un-netted expenses or taxes and/or governmental charges) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and shall distribute the net proceeds and other cash so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01 of the Deposit Agreement.

The Depositary shall not be responsible or liable for (i) any exposure, expense, loss or liability caused by (x) any discretion exercised in connection with such sale, the timing of or manner in which such sale is conducted or the allocation of proceeds of sale other than resulting solely from gross negligence or bad faith by the Depositary, (y) the actions or failure to act of any broker or other agent engaged with respect to such sale; or (z) the inability of Owners to obtain any such new Deposited Securities; (ii) any foreign exchange exposure or loss incurred in connection with such sale; or (iii) any liability to the purchaser of such securities.

In addition to the indemnity provided in Section 5.08 of the Deposit Agreement, the Depositary shall be indemnified and held harmless by the Issuer with respect to any loss, liability or expenses (including reasonable attorney’s fees, which shall also include reasonable attorneys’ fees incurred in enforcement of the Deposit Agreement) (“Losses”), arising from, with respect to or relating to any such receipt of securities, exchange, replacement or conversion and the distribution or sale in accordance with the Deposit Agreement of any such new Deposited Securities, except to the extent any Losses are caused by the Depositary’s gross negligence or willful misconduct.

The Depositary shall notify the Issuer of the commencement of any indemnifiable action, claim or proceeding brought under Section 4.08 of the Deposit Agreement (each such action, claim or proceeding, a “4.08 Indemnity Action”) promptly after the Depositary becomes aware of such commencement (provided that the failure to make such notification shall not affect the Depositary’s rights to indemnification except to the extent the Issuer is materially prejudiced by such failure). In case any such 4.08 Indemnity Action shall be brought against the Depositary and the Depositary shall notify the Issuer of the commencement of such 4.08 Indemnity Action, the Issuer shall be entitled to participate in such 4.08 Indemnity Action, and, after written notice from the Issuer to the Depositary, to assume the defense of any such 4.08 Indemnity Action with counsel selected by the Issuer at the expense of the Issuer; provided, however, that such counsel shall be satisfactory to the Depositary in the exercise of the Depositary’s reasonable judgment. Notwithstanding the election of the Issuer to assume the defense of such 4.08 Indemnity Action, the Depositary shall have the right to employ separate counsel and to participate in and control the defense of such 4.08 Indemnity Action insofar as it relates to the Depositary, and notwithstanding anything to the contrary in Section 4.08 of the Deposit Agreement, the Issuer shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such reasonable fees, costs and expenses promptly after receipt of any invoice therefore) only if (i) the use of counsel chosen by the Issuer to represent the Depositary would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such 4.08 Indemnity Action include both the Depositary and the Issuer, and the Depositary shall have reasonably concluded that there may be legal defenses available to it which are different from or in addition to those available to the Issuer (in which case the Issuer shall not have the right to direct the defense of such action on behalf of the Depositary); (iii) the Issuer shall not have employed counsel satisfactory the Depositary, in the exercise of the Depositary’s reasonable judgment, to represent the Depositary within a reasonable time after notice of the institution of any such 4.08 Indemnity Action; (iv) the 4.08 Indemnity Action is a criminal, administrative or regulatory proceeding, or is a civil action which seeks relief other than monetary damages; or (v) the Issuer shall authorize the Depositary to employ separate counsel at the expense of the Issuer. For the avoidance of doubt, the Depositary shall not compromise or settle any 4.08 Indemnity Action without the consent of the Issuer, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in Section 4.08 of the Deposit Agreement, the Issuer shall not compromise or settle any 4.08 Indemnity Action without the prior consent of the Depositary unless the Depositary is given an unconditional release from any such 4.08 Indemnity Action and the compromise or settlement requires only the payment of a monetary claim by the Issuer.

SECTION 2.05. Paragraph (21) of the form of Receipt and each outstanding Receipt are each replaced with the following:

The Depositary shall at any time at direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice as the effective date of such termination. The Depositary shall fix a record date under Section 4.06 of the Deposit Agreement for all subsequent distributions to Owners of Receipts hereunder. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer and the Owners of outstanding Receipts a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts as of the termination effective date, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, subject to the conditions and restrictions set forth in Receipts, and upon payment of any applicable taxes and/or governmental charges and charges of the Depositary for the surrender of a Receipt, in exchange for Receipts surrendered to the Depositary.

The Depositary shall endeavor, as promptly as it deems practicable after the effective date of termination, to sell or cause the sale of any remaining securities at public or private sale, at such times and such place or places and upon such terms as it may deem proper and shall allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the Depositary and/or a division or affiliate(s) of the Depositary and any un-netted expenses or taxes and/or governmental charges) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and shall distribute the net proceeds and other cash so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01 of the Deposit Agreement.

After the Depositary no longer holds any Deposited Securities (whether such Deposited Securities have been sold under Section 6.02 of the Deposit Agreement or another section of the Deposit Agreement), the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for any net proceeds and other cash not distributed. The Depositary shall have no obligation to segregate or to invest any proceeds of Deposited Securities, or other cash, prior to distribution and no interest shall accrue thereon.

The Depositary shall not be responsible for (i) any exposure, expense, loss or liability caused by (x) any discretion exercised in connection with such sale, the timing of or manner in which such sale is conducted or the allocation of proceeds of sale other than resulting solely from gross negligence or bad faith by the Depositary, or (y) the actions or failure to act of any broker or other agent engaged with respect to such sale; (ii) any foreign exchange exposure or loss incurred in connection with such sale; or (iii) any liability to the purchaser of such securities. Upon the discharge of the Depositary, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Section 4.08, 5.08 and 5.09 thereof, which shall survive.

SECTION 2.06. The form of Receipt, reflecting the amendments set forth herein is amended and restated to read as set forth as Exhibit A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.       Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, the Depositary and the Owners, that:

(a) This Amendment (including the Deposit Agreement as amended by the Amendment), when executed and delivered by the Issuer, and the Post-Effective Amendment to Form F-6 as executed and delivered by the Issuer in connection herewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Issuer, and constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in Italy, as of the date hereof neither of such agreements need to be filed or recorded with any court or other authority in Italy, nor does any stamp or similar tax need to be paid in Italy on or in respect of such agreements; and

(c) All of the information provided to the Depositary by the Issuer in connection with this Amendment is true, accurate and correct.

SECTION 3.02.       Representations and Warranties of the Depositary. The Depositary represents and warrants to, and agrees with, the Issuer that this Amendment, when executed and delivered by the Depositary, will be duly and validly authorized, executed and delivered by the Depositary, and constitute the legal, valid and binding obligations of the Depositary, enforceable against the Depositary in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.       Effective Date. This Amendment is dated as of the date set forth above; provided, however, the provisions of Section 2.02, Section 2.03, Section 2.04, Section 2.05 and Section 2.06, hereof shall become effective on March 4, 2019 (the “Effective Date”), which is a date 30 days after notice hereof shall have been given to the Owners. After the effective time, each Owner shall be deemed, by continuing to hold Receipts, to have consented and agreed to this Amendment and to be subject to and bound by all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.

SECTION 4.02.       Indemnification. The parties hereto shall be entitled to all of the benefits of the indemnification provisions of the Deposit Agreement, as amended, in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 4.03.       Governing Law; Jurisdiction. The Deposit Agreement, the Amendment and the Receipts as amended hereby shall be governed by and construed in accordance with the laws of the State of New York. Any dispute, legal suit, action or proceeding arising out of or based upon the Deposit Agreement (as amended by the Amendment) or the transactions contemplated thereby shall be submitted to the exclusive jurisdiction of the Courts in the Borough of Manhattan, The City of New York, New York.

SECTION 4.04.       Outstanding Receipts. Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Owners thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing. Holders and Owners of American Depositary Shares issued and outstanding under the Deposit Agreement prior to the date hereof, shall in all respects, from and after the date hereof, be deemed holders and Owners of American Depositary Shares issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.

SECTION 4.05        Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Issuer and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above and all Owners and holders shall become parties hereto by holding American Depositary Shares as of the Effective Date.

LUXOTTICA GROUP S.p.A.

By:	/s/ Stefano Grassi
Name:	Stefano Grassi
Title:	Executive Director and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Michael Fitzpatrick
Name:	Michael Fitzpatrick
Title:	Vice President

By:	/s/ Rohan Bridgett
Name:	Rohan Bridgett
Title:	Vice President

EXHIBIT A

ANNEXED TO AND INCORPORATED IN

AMENDMENT TO DEPOSIT AGREEMENT

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one (1) deposited Share)

DEUTSCHE BANK TRUST COMPANY AMERICAS

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES OF

LUXOTTICA GROUP S.p.A.

(INCORPORATED UNDER THE LAWS OF ITALY)

DEUTSCHE BANK TRUST COMPANY AMERICAS , as depositary (hereinafter called the “Depositary”), hereby certifies that _______________________________________________________, _____________________________________________________________ or registered assigns IS THE OWNER OF________________________________________________.

AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Shares (herein called “Shares”) of Luxottica Group S.p.A. incorporated under the laws of Italy (herein called the “Company”). At the date hereof, each American Depositary Share represents one (1) Share which is either deposited or subject to deposit under the deposit agreement at the office of the Custodian appointed under the Deposit Agreement (herein called the “Custodian”). The Depositary’s Corporate Trust Office is located at 60 Wall Street, New York, New York 10005, U.S.A. ("Corporate Trust Office").

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS 60 WALL STREET, NEW YORK, N.Y. 10005

1.        THE DEPOSIT AGREEMENT. This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of March 30, 2006, as amended (herein called the “Deposit Agreement”), by among the Company, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.       SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES. Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates endorsed or accompanied by proper instruments of transfer. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.       TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS. The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or co-registrar may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph (22) of this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or this Receipt, or for any other reason subject to paragraph (22) hereof. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with the voting at a shareholders’ meeting, or the payment dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. The Depositary may retain for its own account any compensation for the issuance of Receipts against evidence of rights to receive Shares, including without limitation earnings on the collateral securing such rights. Without limitation of the foregoing, the Depositary shall not knowingly accept for the deposit under the deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.       LIABILITY OF OWNER FOR TAXES. If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.       WARRANTIES OF DEPOSITORS. Every person depositing Shares hereunder shall be deemed thereby to represent and warrant that such Shares and each certificate therefore are validly issued, fully paid, non-assessable, and free of any pre-emption rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that Shares deposited by that person are restricted securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.       FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION. Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not be the Foreign Registrar) of the Shares presented for deposit or other information, execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. Any such person shall comply with requests by the Company for information as to the capacity in which such persons own Receipts and Shares, the identity of any other person interested in such Receipts and Shares and the nature of such interest. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made. No Shares shall be accepted for a deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Italy which is then performing the function of the regulation of the currency exchange.

7.       CHARGES OF DEPOSITARY. The Depositary shall charge any party to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a distribution of American Depositary Shares pursuant to Section 4.03 of the Deposit Agreement) or who surrenders American Depositary Shares a fee of $5.00 or less per 100 American Depositary Shares (or a portion thereof) for the issuance or surrender, respectively, of an American Depositary Sharet. In addition, the Depositary shall charge the Owners and holders of Receipts (i) a fee for, and deduct such fee from, the distribution of proceeds pursuant to Section 4.04, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of Shares received in exercise of rights distributed to them pursuant to Section 4.04, but which rights are instead sold by the Depositary, and the net proceeds distributed, and (ii) to the extent not prohibited by the rules of the primary stock exchange upon which the American Depositary Shares are traded, a fee not in excess of U.S. $ 2.00 per 100 American Depositary Shares held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal. The Company will pay the other fees and reasonable expenses of the Depositary and those of any Registrar under the Deposit Agreement, but the Company shall not pay or be liable for (i) fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement, the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement, and the distribution of proceeds pursuant to Section 4.04 of the Deposit Agreement, (ii) taxes and other governmental charges, (iii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for the transfer and registration of Shares which need not be the Foreign Registrar) and accordingly applicable to transfers of Shares to the name of the Depositary to its nominee or Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (iv) such cable, telex, and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Owners of Receipts, and (v) such expenses as are incurred in the conversion of foreign currency by the Depositary pursuant to Section 4.05 of the Deposit Agreement.

The Depositary, subject to paragraph (8) hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.       PRE-RELEASE OF SHARES AND RECEIPTS. Subject to the further terms and provisions of Section 2.09 of the Deposit Agreement, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and in American Depositary Shares. In its capacity as Depositary, the Depositary may (i) issue American Depositary Shares prior to the receipt of Shares (each such transaction, a "Pre-Release Transaction") as provided below and (ii) deliver Shares upon the receipt and cancellation of American Depositary Shares that were issued in a Pre-Release Transaction, but for which Shares may not yet have been received. The Depositary may receive American Depositary Shares in lieu of Shares under (i) above and receive shares in lieu of American Depositary Shares under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom American Depositary Shares or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer beneficially owns the Shares or American Depositary Shares that are to be delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or American Depositary Shares in its records and to hold such Shares or American Depositary Shares in trust for the Depositary until such Shares or American Depositary Shares are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or American Depositary Shares, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of American Depositary Shares and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of American Depositary Shares and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

9.       TITLE TO RECEIPTS. It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.     VALIDITY OF RECEIPT. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar.

11.     REPORTS; INSPECTION OF TRANSFER BOOKS. Upon effectiveness of the termination of the Issuer’s reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Issuer shall publish information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act (the “Rule 12g3-2(b) exemption”) on its Internet Web site (www.luxottica.com) or through an electronic information delivery system generally available to the public in its primary trading market and shall comply with the other requirements of the Rule 12g3-2(b) exemption. The Issuer represents that, as of the effectiveness of the termination of the Issuer's reporting requirements under the Exchange Act, it shall be exempt from the requirement to register a class of equity securities under Section 12(g) of the Exchange Act pursuant to the Rule 12g3-2(b) exemption. The Issuer agrees to promptly notify the Depositary and all Owners in the event that the Issuer ceases to qualify for the Rule 12g3-2(b) exemption. The Depositary does not assume any duty to determine if the Issuer is complying with the current requirements of the Rule 12g3-2(b) exemption or to take any action if the Issuer is not complying with those requirements.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including and proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company may be furnished in English.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement to the Receipts.

12.     DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, except as otherwise provided herein or in the Deposit Agreement, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on reasonable basis into United States Dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distributions into Dollars and will distribute the amount thus received to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of Receipts for American Depositary Shares representing such Deposit Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner of a Receipt a fraction of one cent (any fractional cents being withheld without liability and dealt with by the Depositary in accordance with its then current procedures).

In connection with any certification required to be supplied by the Internal Revenue Service or by United States Owners to enable such United States Owners to obtain the benefit, under applicable tax treaties, of reduced Italian withholding taxes on cash dividends, or other cash distributions, on Shares paid by the Company, the Depositary shall solicit such information from Owners, and shall forward to the Company or its agent such information and documents as it receives from Owners as the Company may reasonably request, together with such certification of the Depositary that the Company may reasonably require, to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Company or its agent may file any such reports necessary to obtain such benefits under any applicable tax treaties for United States Owners.

Notwithstanding the terms of Section 4.05 of the Deposit Agreement, cash dividends, or other cash distributions, held by the Depositary as the instructions of the Company pending final determination as to whether Owners are entitled to obtain benefits under any applicable tax treaty shall be held by the Depositary in the foreign currency received, uninvested and without liability for any interest thereon. To the extent that it is determined that Owners are entitled to such benefits, the Depositary shall convert any applicable portion of such amounts in accordance with the terms of Section 4.05 of the Deposit Agreement and shall distribute such amounts to such Owners. The Depositary shall remit any amounts not so converted to the Company or its agent, pursuant to the instructions of the Company.

Notwithstanding any other terms of the Deposit Agreement or the Receipt, neither the Depositary nor the Company assumes any obligation, nor shall either of them be subject to any liability, for the failure of any Owner or beneficial owner of Receipts, or their respective agent or agents, to receive any tax benefit under the applicable tax treaties, absent the Company’s or the Depositary’s own gross negligence or bad faith. Nor shall the Depositary or the Company be liable for any acts or omissions made by any other party in connection with any attempts to obtain any such benefit, and Owners hereby agree that each of them shall be conclusively bound by any deadlines established by the Company or the Depositary in connection therewith.

Whenever the Depositary receives any distribution other than cash or Shares upon any Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale, at public or private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary shall, unless otherwise requested by the Company, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefore) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefore) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, at public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners of Receipts entitled thereto.

13.     CONVERSION OF FOREIGN CURRENCY. Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, as if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale to in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency ( or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Owners entitled thereto.

14.      RIGHTS. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the right to lapse; provided, however, if at the time of the offering of any rights the Depositary determines it its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefore in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate, the net proceeds of such sales for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner or Owners in particular.

In the event the Depositary determines that it is not lawful and feasible to make such rights available to any Owners but is unable to sell such rights because no trading market exists therefore, the Company shall take such actions as are necessary to allow the Depositary to make such rights available to Owners in the United States in a lawful and timely manner, including the registration of such rights and the securities to which such rights relate under the Securities Act of 1933.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver to such Owner Restricted Receipts.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities represented by such rights the Depositary will not offer such rights to the Owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act.

15.     RECORD DATES. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Owners of Receipts who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.     VOTING OF DEPOSITED SECURITIES. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting and, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Articles of Association and By-laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request.

17.     CHANGES AFFECTING DEPOSITED SECURITIES. Upon any change in nominal value or par value, or any split-up, consolidation or other reclassification of Deposited Securities, or upon any recapitalization, tender offer, exchange offer or other exchange transaction (whether voluntary or mandatory), reorganization, merger, amalgamation or consolidation or sale of assets, or similar transaction, affecting the Issuer or its Shares or to which the Issuer is a party, any securities which shall be received by the Depositary or a Custodian in exchange or replacement for or in conversion or in respect of, or otherwise, Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities (however the Depositary may in its discretion, issue new Receipts with respect to such Deposited Securities).

If the Depositary is not provided with an opinion of U.S. legal counsel reasonably acceptable to the Depositary that the new Deposited Securities may be distributed to Owners (whether directly, by issuance of new Receipts, by the retention of such Deposited Securities in substitution or in respect of the Deposited Securities as constituted prior to such event or otherwise) without violation of U.S. securities laws or if the Depositary otherwise determines that such distribution to Owners may not be lawful or otherwise would be impracticable, the Depositary shall endeavor to promptly sell or cause the sale of such securities at public sale, or if such public sale is impractical as determined by the Depositary then at private sale, at such times and such place or places and upon such terms as it may deem proper and shall allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the Depositary and/or a division or affiliate(s) of the Depositary and any un-netted expenses or taxes and/or governmental charges) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and shall distribute the net proceeds and other cash so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01 of the Deposit Agreement.

The Depositary shall not be responsible or liable for (i) any exposure, expense, loss or liability caused by (x) any discretion exercised in connection with such sale, the timing of or manner in which such sale is conducted or the allocation of proceeds of sale other than resulting solely from gross negligence or bad faith by the Depositary, (y) the actions or failure to act of any broker or other agent engaged with respect to such sale; or (z) the inability of Owners to obtain any such new Deposited Securities; (ii) any foreign exchange exposure or loss incurred in connection with such sale; or (iii) any liability to the purchaser of such securities.

In addition to the indemnity provided in Section 5.08 of the Deposit Agreement, the Depositary shall be indemnified and held harmless by the Issuer with respect to any loss, liability or expenses (including reasonable attorney’s fees, which shall also include reasonable attorneys’ fees incurred in enforcement of the Deposit Agreement) (“Losses”), arising from, with respect to or relating to any such receipt of securities, exchange, replacement or conversion and the distribution or sale in accordance with the Deposit Agreement of any such new Deposited Securities, except to the extent any Losses are caused by the Depositary’s gross negligence or willful misconduct.

The Depositary shall notify the Issuer of the commencement of any indemnifiable action, claim or proceeding brought under Section 4.08 of the Deposit Agreement (each such action, claim or proceeding, a “4.08 Indemnity Action”) promptly after the Depositary becomes aware of such commencement (provided that the failure to make such notification shall not affect the Depositary’s rights to indemnification except to the extent the Issuer is materially prejudiced by such failure). In case any such 4.08 Indemnity Action shall be brought against the Depositary and the Depositary shall notify the Issuer of the commencement of such 4.08 Indemnity Action, the Issuer shall be entitled to participate in such 4.08 Indemnity Action, and, after written notice from the Issuer to the Depositary, to assume the defense of any such 4.08 Indemnity Action with counsel selected by the Issuer at the expense of the Issuer; provided, however, that such counsel shall be satisfactory to the Depositary in the exercise of the Depositary’s reasonable judgment. Notwithstanding the election of the Issuer to assume the defense of such 4.08 Indemnity Action, the Depositary shall have the right to employ separate counsel and to participate in and control the defense of such 4.08 Indemnity Action insofar as it relates to the Depositary, and notwithstanding anything to the contrary in Section 4.08 of the Deposit Agreement, the Issuer shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such reasonable fees, costs and expenses promptly after receipt of any invoice therefore) only if (i) the use of counsel chosen by the Issuer to represent the Depositary would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such 4.08 Indemnity Action include both the Depositary and the Issuer, and the Depositary shall have reasonably concluded that there may be legal defenses available to it which are different from or in addition to those available to the Issuer (in which case the Issuer shall not have the right to direct the defense of such action on behalf of the Depositary); (iii) the Issuer shall not have employed counsel satisfactory the Depositary, in the exercise of the Depositary’s reasonable judgment, to represent the Depositary within a reasonable time after notice of the institution of any such 4.08 Indemnity Action; (iv) the 4.08 Indemnity Action is a criminal, administrative or regulatory proceeding, or is a civil action which seeks relief other than monetary damages; or (v) the Issuer shall authorize the Depositary to employ separate counsel at the expense of the Issuer. For the avoidance of doubt, the Depositary shall not compromise or settle any 4.08 Indemnity Action without the consent of the Issuer, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in Section 4.08 of the Deposit Agreement, the Issuer shall not compromise or settle any 4.08 Indemnity Action without the prior consent of the Depositary unless the Depositary is given an unconditional release from any such 4.08 Indemnity Action and the compromise or settlement requires only the payment of a monetary claim by the Issuer.

18.     LIABILITY OF THE COMPANY AND DEPOSITARY. Neither the Depositary nor the Company shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present of future law of the United States, the Republic of Italy or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association and By-laws of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. Neither the Depositary nor the Issuer, nor any of their respective officers, directors, representatives, employees or agents shall incur any liability to Owners, holders or third parties for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise. The Company agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of the gross negligence or willful misconduct of either of them, or (ii) by the Company or any of its agents. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.     RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20.     AMENDMENT. The form of the Receipts and any provisions of the Deposit Agreement may at any time or from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any Amendment which shall impose or increase any fees or charges (other than the fees, taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipts, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefore the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

21.     TERMINATION OF DEPOSIT AGREEMENT. The Depositary shall at any time at direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice as the effective date of such termination. The Depositary shall fix a record date under Section 4.06 of the Deposit Agreement for all subsequent distributions to Owners of Receipts hereunder. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer and the Owners of outstanding Receipts a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts as of the termination effective date, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, subject to the conditions and restrictions set forth in Receipts, and upon payment of any applicable taxes and/or governmental charges and charges of the Depositary for the surrender of a Receipt, in exchange for Receipts surrendered to the Depositary.

The Depositary shall endeavor, as promptly as it deems practicable after the effective date of termination, to sell or cause the sale of any remaining securities at public or private sale, at such times and such place or places and upon such terms as it may deem proper and shall allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the Depositary and/or a division or affiliate(s) of the Depositary and any un-netted expenses or taxes and/or governmental charges) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and shall distribute the net proceeds and other cash so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01 of the Deposit Agreement.

After the Depositary no longer holds any Deposited Securities (whether such Deposited Securities have been sold under Section 6.02 of the Deposit Agreement or another section of the Deposit Agreement), the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for any net proceeds and other cash not distributed. The Depositary shall have no obligation to segregate or to invest any proceeds of Deposited Securities, or other cash, prior to distribution and no interest shall accrue thereon.

The Depositary shall not be responsible for (i) any exposure, expense, loss or liability caused by (x) any discretion exercised in connection with such sale, the timing of or manner in which such sale is conducted or the allocation of proceeds of sale other than resulting solely from gross negligence or bad faith by the Depositary, or (y) the actions or failure to act of any broker or other agent engaged with respect to such sale; (ii) any foreign exchange exposure or loss incurred in connection with such sale; or (iii) any liability to the purchaser of such securities. Upon the discharge of the Depositary, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Section 4.08, 5.08 and 5.09 thereof, which shall survive.

22.     COMPLIANCE WITH U.S. SECURITIES LAWS. Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A (1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23.     WAIVER OF RIGHT OF FIRST REFUSAL. Any other terms of this Receipt or the Deposit Agreement to the contrary notwithstanding, the Depositary, as holder of the Deposited Securities, and each Owner, with respect to any Shares delivered under the Deposit Agreement upon surrender of any Receipt by or on behalf of such Owner, hereby waives for all times the right of first refusal granted to holders of Shares under Article 7 of the By-laws of the Company.

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